Exhibit 24.3

                        Consent of Independent Auditors

We consent to use in the Post-Effective Amendment No. 1 to the Registration Statement (Form SB-2 no. 33-97034) of Help At Home, Inc. of our report dated October 25, 1995 (November 16, 1995 as to Note H[2]) related to the consolidated financial statements of Help At Home, Inc. and subsidiaries for the year ended June 30, 1995, which is contained in that Registration Statement. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."


New York, New York                             /s/ RICHARD A. EISNER & COMPANY,
April 29, 1997                                        LLP